EXHIBIT 24.0

                                POWER OF ATTORNEY

         KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned  Officers  and
Directors of Caliber Learning Network, Inc., a Maryland corporation (the "Corporation"), hereby constitute and appoint Chris L. Nguyen and William Senft of Baltimore, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of Common Stock in fulfillment of subscriptions under the 1999 Employee Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                     Title                                        Date

/s/ R. Christopher Hoehn-Saric                  Chairman of the Board of Directors                  November 29, 2000
------------------------------
R. Christopher Hoehn-Saric

/s/ Douglas L. Becker                        Vice Chairman of the Board of Directors                November 29, 2000
---------------------------------                 (Principal Executive Officer)
Douglas L. Becker

/s/ Chris L. Nguyen                       President, Chief Executive Officer and Director           November 29, 2000
---------------------------------
Chris L. Nguyen

/s/ Mark F. Yanson                                     Chief Financial Officer                      November 29, 2000
---------------------------------           (Principal Financial and Accounting Officer)
Mark F. Yanson

/s/ Ernest Anastasio                                         Director                               November 29, 2000
---------------------------------
Ernest Anastasio

/s/ Susan Mayer                                              Director                               November 29, 2000
---------------------------------
Susan Mayer

/s/ John P. Hill                                             Director                               November 29, 2000
---------------------------------
John P. Hill

/s/ Edward E. Mullen                                         Director                               November 29, 2000
---------------------------------
Edward E. Mullen

/s/ Robert L. Burr                                           Director                               November 29, 2000
---------------------------------
Robert L. Burr

/s/ Janeen M. Armstrong                                      Director                               November 29, 2000
---------------------------------
Janeen M. Armstrong